Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www. nvsos.gov	Filed in the office of /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20170311809-32 Filing Date and Time 07/21/2017 2:20 PM Entity Number E0345332017-8

Articles of Incorporation
(Pursuant to NRS CHAPTER78)
(This document was filed electronically.)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.Name of
Corporation:	Yumba Records Storage, Inc.

2.Registered Agent	☒ Commercial registered Agent:	REGISTERED AGENTS INC.
For service of process: (check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)	Name

Name of Noncommercial registered agent OR Name of Title of Office or Other Position with Entity

	Street Address	City	Nevada	Zip Code

	Mailing Address (if different from street address)	City	Nevada	Zip Code

3.Authorized Stock:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value: 200000000	per share: $0.001	without par value:	0
authorized to issue)

4.Names & Addresses	1. Chasma Mulla
of the Board of	Name
Directors/Trustees:
(each Director/Trustee	401 Ryland Street, Suite 200-A	RENO	NV	89502
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2.
if there is more than 3	Name
directors/trustees)

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:		6.Benefit Corporation:	☐ Yes
(optional; required only if Benefit Corporation status selected)	ANY LEGAL PURPOSE		(see instructions}

7. Names, Address	RILEY PARK	X RILEY PARK
and Signature of	Name	Signature
Incorporator.
(attach additional page	401 Ryland Street, Suite 200-A	RENO	NV	89502
if there is more than 1	Address	City	State	Zip Code
incorporator).

8.Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X REGISTERED AGENTS INC.			7/21/2017
	Authorized Signature of Registered Agent or On Behalf of Registered Entity			Date

This form must be accompanied by appropriate fees.